Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to illustrate the effect of (i) the consummation of the merger of Cover-All Technologies Inc. (“Cover-All”) with Majesco on June 26, 2015 pursuant to the Merger Agreement dated December 14, 2014, with Majesco as the survivor in the merger (the “Merger”); (ii) the acquisition of the technology management consulting business of Agile Technologies LLC (“Agile”) pursuant to the Asset Purchase and Sale Agreement dated December 2, 2014 which closed on January 1, 2015 (the “Agile Asset Acquisition”); (iii) the related financing to fund partly the Agile Asset Acquisition; and (iv) and the related tax effects from these transactions.

The following unaudited pro forma condensed combined balance sheet data as of March 31, 2015 includes the historical combined balance sheet of Majesco (after giving effect to a worldwide demerger of Majesco’s parent company and inter-company reorganization referred to as the “Majesco Reorganization”) as of March 31, 2015 and the historical consolidated balance sheet of Cover-All as of March 31, 2015, giving pro forma effect to the Merger as if the Merger had been completed on March 31, 2015.

Majesco has a fiscal year-end of March 31st and Cover-All and Agile have a fiscal year-end of December 31st. The following unaudited pro forma condensed combined statement of operations for the year ended March 31, 2015 reflects the combined statement of operations of Majesco (after giving effect to the Majesco Reorganization) for its year ended March 31, 2015 and the consolidated statement of operations of Cover-All for its year ended December 31, 2014 and Agile for the nine months ended December 31, 2014, giving pro forma effect to the Merger with Cover-All and the Agile Asset Acquisition as if each had been completed on April 1, 2014. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the initial amounts that were recorded at the Merger.

The unaudited pro forma condensed combined consolidated financial information are presented for illustrative purposes only, and are not necessarily indicative of the financial results of operations of future periods or results of operations that actually would have been realized had the entities been combined during the period presented.

The fair value of the consideration transferred, including any equity securities, was determined on the acquisition date. Consideration transferred includes: the acquisition-date fair values of the assets transferred by Majesco, the liabilities incurred by Majesco to former shareholders of Cover-All, and the equity interests issued by Majesco. The unaudited pro forma condensed combined financial information includes the fair value of the consideration transferred in connection with the Merger. The fair value of the consideration was allocated to the fair value of Cover-All assets acquired and liabilities assumed at the time of closing, with any excess consideration classified as goodwill.

Majesco

Unaudited Pro-Forma Condensed Combined Balance sheet as on March 31, 2015

(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Historical		Pro-forma	Note		Pro-forma
	Majesco	Cover-All	adjustments	No.		combined
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$6,262	$4,303	$(1,896)	3	(a)	$8,669
Short term investments	270	-	-			270
Restricted cash	305	-	-			305
Accounts receivables, net	7,758	2,478	-			10,236
Unbilled accounts receivable	5,615	-	-			5,615
Deferred income tax assets	2,168	864	(864)	3	(a)	2,168
Prepaid expenses and other current assets	2,911	614	-			3,525
Total current assets	$25,289	$8,259	$(2,760)			$30,788
Property and equipment, net	$1,173	$454	-			$1,627
Goodwill	14,196	1,039	17,431	3	(a)	32,666
Capitalized Software Development Cost	-	6,101	(6,101)	3	(a)	-
Intangible assets, net	3,434	-	9,980	3(a)&	(d)	13,414
Deferred income tax assets	2,182	2,661	(2,661)	3	(a)	2,182
Other assets	271	164	-			435
Total Assets	$46,545	$18,678	$15,889			$81,112
LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES
Capital lease obligation, current	$17	$121	-			$138
Short term debt	-	1,896	(1,896)	3	(a)	-
Accounts payable	442	1,415	-			1,857
Accrued expenses and other liabilities	13,729	623	-			14,352
Deferred revenue	4,826	2,255	-			7,081
Total current liabilities	$19,014	$6,310	$(1,896)			$23,428
Capital lease obligation, net of current portion	$31	$203	-			$234
Term loan-Bank	3,000	-	-			3,000
Other liabilities	3,944	-	-			3,944
Total Liabilities	$6,975	$203	-			$30,606
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock	$367	$270	$(197)	3(b)&	(c)	$440
Additional paid-in capital	38,743	33,352	(3,475)	3(b)&	(c)	68,620
Accumulated other comprehensive income	2,244	-	-			2,244
Accumulated (deficit)/retained earnings	(20,798)	(21,457)	21,457	3	(c)	(20,798)
Total stockholders’ equity	$20,556	$12,165	$17,785			$50,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,545	$18,678	$15,889			$81,112

Majesco

Unaudited Pro-Forma Condensed Combined Statement of Operations for the year ended March 31, 2015

(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Historical			Pro-forma			Pro-forma
	Majesco	Cover-All	Agile	adjustments	Note No.		combined
Revenue	$79,282	$20,478	$8,297	(918)	3	(f)	$107,139
Cost of Revenue (exclusive of amortisation of capitalized software)	48,776	11,065	5,262	(343)	3(d),3(f)&3	(g)	64,760

Gross profit	$30,506	$9,413	$3,035	$(575)			$42,379

Operating expenses

Selling, general and administrative expenses	$21,000	$6,012	$2,266	$2,489	3(b),3(d)&3	(g)	$31,766

Research and development expenses	10,344	1,130	-	-			11,474

Restructuring charges	1,120	-	-	(1,120)	3	(e)	-
Amortisation of capitalized software	-	1,491	-	(1,491)	3	(d)	-

Total operating expenses	$32,464	$8,633	$2,266	$(122)			$43,240
Income/(Loss) from operations	$(1,958)	$780	$769	$(452)			$(861)

Interest income	$185	-	-	-			$185

Interest expense	(200)	(362)	(10)	292	3(a)&3	(b)	(280)
Other income/(expenses), net	1,181	-	-	-			1,181

Income/(Loss) before provision for income taxes	(792)	418	759	(160)			225
Provision/(Benefit) for income taxes	(141)	52	-	384	3	(h)	295

Net Income/(Loss)	$(651)	$366	$759	$(544)			$(70)

Pro-forma earnings per common and equivalent share:

Basic	(0.00)	-	-	-			(0.00)

Diluted	(0.00)	-	-	-			(0.00)

Shares used in pro-forma per share computation

Basic	30,575,000	-	-	5,876,357	3(b)&	(i)	36,451,357

Diluted	30,575,000	-	-	6,350,975	3(b)&	(i)	36,925,975

Majesco

Notes to Unaudited Pro-Forma Condensed Combined Financial Information

(In thousands of US Dollars, except per share data)

1.	BASIS OF PRO-FORMA PRESENTATION

The accompanying pro-forma statement of operations for the year ended March 31, 2015 give effect to of the Merger of Cover-All and Agile Asset Acquisition as discussed in Note 2, as if such Merger and Agile Asset Acquisition had occurred on April 1, 2014, combining the results of Majesco for the year ended March 31, 2015, the results of Cover-All for the year ended December 31, 2014 and the results of Agile for the nine months ended December 31, 2014. The accompanying pro-forma balance sheet as March 31, 2015 gives effect to the Merger as if it had occurred on March 31, 2015, combining Majesco’s (including Agile) and Cover-All’s balance sheet as on March 31, 2015. The pro-forma financial information is unaudited and does not purport to represent what Majesco’s combined results of operations would have been if the Merger and the acquisition had occurred on April 1, 2014, or what those results will be for any future periods; or what Majesco’s combined balance sheet would have been if the Merger and Agile Asset Acquisition had actually occurred on March 31, 2015.

The pro-forma adjustments and pro-forma financial information included herein were prepared using the acquisition method of accounting as per business combination standard as issued by the FASB. The actual results reported in periods following the Merger and the Agile Asset Acquisition may differ significantly from those reflected in these unaudited pro-forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these unaudited pro-forma financial information and actual amounts, cost savings from operating efficiencies, timing and impact of potential synergies.

In connection with the Merger, Majesco’s Board of Directors and stockholders approved a one for six reverse stock split of Majesco’s common stock. The reverse stock split became effective June 22, 2015. All shares and per share amounts in the consolidated financial statements and notes thereto have been retroactively adjusted to give effect to this reverse stock split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid in capital.

2.	ACQUISITIONS

a)	Cover-All

On December 14, 2014, Majesco entered into a definitive merger agreement with Cover-All. The Merger was completed on June 26, 2015. Cover-All licenses and maintains its software products for the property/casualty insurance industry throughout the United States and Puerto Rico. Majesco merged with Cover-All to expand its insurance business in the United States.

The following table summarizes the consideration transferred to acquire Cover-All and the amounts of identified assets acquired and liabilities assumed at the acquisition date:

Fair value of consideration transferred

Common stock	$73
Additional paid-in capital	29,877
Total consideration	$29,950

Recognized amount of identifiable assets acquired and liabilities assumed	Amount

Cash	$2,407
Accounts receivable	2,478
Prepaid expenses and other current assets	614
Property, plant and equipment	454
Other assets	164
Customer contracts	2,410
Customer relationships	4,460
Technology	3,110
Accounts payable	(1,415)
Accrued expenses	(623)
Deferred revenue	(2,255)
Capital lease liability	(324)

Total fair value of assets acquired	11,480
Fair value of consideration paid	29,950
Goodwill	18,470

b)	Agile

On December 12, 2014, Majesco entered into the agreement with Agile to acquire its technology management consulting business from January 1, 2015.

The following table sets forth the allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Agile, with the excess recorded as goodwill in the statement of financial position of Majesco as on January 1, 2015:

Fair value of consideration transferred

Cash	$3,000
Deferred payments	1,430
Contingent consideration	1,610
Total consideration	$6,040

Recognized amount of identifiable assets acquired and liabilities assumed

Amount
Cash	$158
Accounts receivable	1,152
Prepaid expenses and other current assets	74
Property, plant and equipment	20
Customer contracts	540
Customer relationships	2260
Accounts payable and accrued expenses	(307)
Accrued payroll and payroll taxes	(283)
Other current liabilities	(95)
Total fair value of assets acquired	3,520
Fair value of consideration paid	6,040
Goodwill	$2,520

3.	PRO-FORMA ADJUSTMENTS

The pro-forma financial information is based upon the historical combined statements of operations of Majesco, Cover-All, Agile and certain adjustments which Majesco believes are reasonable to give effect to the Merger and the Agile Asset Acquisition. The pro-forma financial information included herein was prepared using the acquisition method of accounting for the business combination. However, Majesco believes that the purchase price allocation and other related assumptions utilized in preparing the pro-forma financial information provide a reasonable basis for presenting the pro-forma effects of the Merger and the Agile Asset Acquisition.

Other than those described below, Majesco believes there are no adjustments, in any material respects, that need to be made to present the pro-forma financial information in accordance with U.S. GAAP.

The adjustments made in preparing the pro-forma financial information are as follows:

a)	Fair value acquisition accounting adjustments

For purposes of the pro-forma presentation, the following adjustments were made to reflect the fair value of the net assets acquired:

The intangible assets with finite lives of Cover-All have been increased to approximately $9,980 so as to reflect the fair value of the acquired intangible assets like customer relationships, customer contracts, and technology. The purchase price allocated to these intangible assets was based on management’s forecasted cash inflows and outflows to calculate the fair value of assets purchased with consideration to other factors, including an independent valuation of management’s assumptions.

Capitalized software development cost, amounting to $6,101 has been re-characterized as identifiable intangible asset (Technology asset - refer note 3(d)). The deferred tax asset of Cover-All amounting to $3,525 primarily related to net operating loss carry forwards and was considered as not realizable due to the change in control or otherwise. A pro-forma adjustment has therefore been made to reflect the elimination of the aforesaid assets from the pro-forma balance sheet as of March 31, 2015.

The short term borrowings of Cover-All were repaid in full by Cover-All and the related credit agreement terminated in connection with the consummation of the Merger. Therefore, a pro forma adjustment has been made to reflect the repayment of short term borrowings amounting to $1,896 in cash. A pro-forma adjustment has also been made to eliminate the interest paid amounting to $362 during the year ended March 31, 2015.

Goodwill represents the excess of the total purchase price over the fair value of the net assets acquired. Goodwill recognized on acquisition of Cover-All aggregates to $18,470. Goodwill recognized in the historic financial statements of Cover-All amounting to $1,039 is subsumed within the goodwill to be recognized on consummation of the Merger with Cover-All. Accordingly the net impact on the pro-forma condensed combined balance sheet is $17,431.

b)	Acquisition funding

I.	Cover-All

The Merger was settled by issuing common stock of Majesco. At the time of the Merger, each share of Cover-All common stock issued and outstanding immediately prior to the Merger (other than shares owned by Cover-All or its subsidiary, which were cancelled at the time of the Merger without further consideration) was automatically cancelled and extinguished and converted into the right to receive the number of shares of Majesco common stock multiplied by the Exchange Ratio. The Exchange Ratio was 0.21641, which is the exchange ratio such that, at the time of the consummation of the Merger, the common stock of the combined company issued in respect of the issued and outstanding common stock of Cover-All and issued or issuable with respect to outstanding options and restricted stock units and other equity awards of Cover-All in the aggregate represented approximately 16.5% of the total capitalization of the combined company, as provided in the Merger Agreement.

Accordingly, 5,876,357 shares of Majesco, par value $0.002 each, were issued to the shareholders and holders of restricted stock units of Cover-All, options for 165,554 shares of Majesco were issued to the holders of options of Cover-All and warrants to purchase 309,064 shares of Majesco were issued to the holders of Cover-All warrants upon completion of the Merger. Consequently, common stock of Majesco has been increased by $73 and additional paid in capital has been increased by $29,877. Refer note 3(c) for elimination of the equity balance of Cover-All.

II.	Agile

The Agile Asset Acquisition was partly settled by an upfront cash payment amounting to $3,000 with a balance of $3,040 payable in the future as deferred consideration or contingent consideration.

In January 2015, the Company incurred a term loan in the amount of $3,000 to refinance the upfront cash payment made by Majesco related to Agile Asset Acquisition. The loan is expected to be repaid over a period of 3 years beginning from August 2016. The loan will bear interest at LIBOR + 2.75% and guarantee fees of 0.95% p.a.

Adjustments were made in the pro-forma financial information to reflect the interest expense that will be paid on borrowings under the term loan facility, amounting to $70 for the nine months ended December 31, 2014.

Further, adjustments were also made to reflect the changes in contingent and deferred consideration amounting to $344 and $66, respectively, included in Selling, general and administrative expenses for the nine months ended December 31, 2014.

c)	Elimination of equity balances

An adjustment of $12,165 to eliminate Cover-All’s historical stockholders’ equity balances has been recorded in the pro-forma balance sheet.

d)	Amortization Expense Related to Acquired Intangible Assets

Acquired finite-lived intangible assets were recorded at their estimated fair value of approximately $12,780. The weighted-average useful life of the acquired intangible assets is estimated at 5.92 years. Adjustments to record estimated amortization expense of $2,566 have been made for the year ended March 31, 2015 and are reflected in the pro-forma condensed combined statements of operation as follows:

Intangible asset	Fair Value	Life (in years)	Amortisation for quarter ended March 31, 2015	Statement of operations classification

Customer Contract	2,950	1-3	1,208	Selling, general and administrative expenses
Customer relationships	6,720	6-8	840	Selling, general and administrative expenses
Technology	3,110	6	518	Cost of revenue
Total	12,780		2,566

Capitalized Software development cost has been recharacterized as identifiable intangible asset (Technology asset). While preparing the pro-forma financial information, an adjustment has been made to reflect the reversal of amortization expenses on capitalized software development cost, amounting to $1,491 for the year ended March 31, 2015.

e)	Restructuring cost

An adjustment to neutralize the impact of the pre-tax restructuring costs (non-recurring in nature) recognized in the Statements of Operation of Majesco related to professional fees incurred in connection with the completion of the Merger, amounting to $1,120 has been done.

f)	Elimination of transactions and balances between Majesco and Agile

The Company has made certain transactions with Agile. While preparing pro-forma financial information, these transactions have been eliminated. Revenue of Majesco and Cost of revenue of Agile has been eliminated to the extent of $918 for the 9 months ended December 31, 2014.

g)	Payable to Employees

While preparing pro-forma financial information, an adjustment has been made to reflect the payments to be made to employees of Agile (without attrition adjustment) every year for three years, amounting to $390 in aggregate. These expenses amounting to $56 are included in Cost of revenue and $30 in Selling, general and administrative expenses in the pro-forma condensed and combined statement of operations for nine months ended December 31, 2014.

h)	Income taxes

Agile is not subject to income tax at state and federal level. A pro-forma adjustment has been made to reflect the income tax on profit before tax of Agile using the applicable tax rate of Majesco, which is 39.3%, during the year ended March 31, 2015.

Adjustments to income tax (provision)/benefit have been recorded for the pro-forma adjustments using the applicable tax rate, which is 39.3%, during the periods for which the pro-forma condensed and combined statement of operations are presented. Appropriate taxes have been recorded for the pro-forma adjustments.

i)	Earnings per Common Share

Pro-forma earnings per common share for the year ended March 31, 2015 have been calculated using the weighted average number of common shares outstanding used by Majesco in its earnings per share calculations, after considering the additional common shares issued by Majesco to the shareholders of Cover-All. Diluted earnings per share amounts are calculated by dividing the net income attributable to ordinary shareholders by the sum of the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on the conversion of all the dilutive potential ordinary shares into ordinary shares.